EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-39865, 33-39866, 33-65176, 333-40118, 333-45971, 333-45975, 333-91967 and
333-113059 of Hector Communications Corporation of our report dated February 18, 2005, appearing in this Annual Report on Form 10-K of Hector Communications Corporation and its subsidiaries for the year ended December 31, 2004.


/s/ Olsen Thielen and Co., Ltd.
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Olsen Thielen and Co., Ltd.
March 29, 2005
St. Paul, Minnesota